UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2013

RadTek, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-165526

Nevada	27-2039490
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9900 Corporate Campus Dr. Suite 3000, c/o PEG Louisville, KY	40223
(Address of Principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (502) 657-6005

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

On September 13, 2013, the registrant and the shareholders of RadTek Co., Ltd. mutually agreed to terminate the definitive agreement to purchase all of the outstanding securities of RadTek Co., Ltd.  The termination was due to reconfigured considerations in business structure and other business considerations of the selling shareholders.  The selling shareholders are officers and directors of both RadTek Co., Ltd. and of the registrant.

On July 3, 2013, the registrant had entered into a definitive agreement with the shareholders of RadTek Co., Ltd.  Pursuant to the agreement, the registrant was to purchase all of the outstanding securities of RadTek Co., Ltd. in exchange for 1,300,000 common shares of the registrant.  RadTek Co., Ltd. was to be a wholly owned subsidiary of the registrant.

There are no early termination penalties incurred by the registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RadTek, Inc.

September 13, 2013

By:      /s/ Kwang Hyun Kim

Kwang Hyun Kim

Chief Executive Officer